UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023

Aravive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

River Oaks Tower
3730 Kirby Drive, Suite 1200
Houston, Texas 77098
(Address of principal executive offices)

(936) 355-1910
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ARAV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.   Regulation FD Disclosure.

On February 13, 2022, Aravive, Inc. (the “Company”) issued a press release announcing the presentation of updated results from its ongoing Phase 1b/2 trial of batiraxcept in clear cell renal cell carcinoma (ccRCC) at the 2023 American Society of Clinical Oncology (ASCO) Genitourinary (GU) Cancers Symposium, taking place February 16-18, 2023 in San Francisco and virtually.

As of January 17, 2023, safety, pharmacokinetics (PK), and pharmacodynamics (PD), and clinical activity of 15 mg/kg and 20 mg/kg batiraxcept in combination with 60 mg cabozantinib were evaluated in 26 patients with 2L+ ccRCC. A summary of the results highlighted from the poster presentation include (as of January 17, 2023, the cut-off date):

●	Batiraxcept in combination with 60 mg cabozantinib has a manageable safety profile in previously treated ccRCC; a similar safety profile was observed across the 15 mg/kg and 20 mg/kg dose cohorts.
●	No dose limiting toxicities were observed at either dose of batiraxcept.
●
A minimally efficacious concentration (MEC) of batiraxcept was determined to be > 12.2 mg/L, of which 19/26 patients achieved during Cycle 1, with no difference between 15 mg/kg and 20 mg/kg dose cohorts.

●	85% of patients (22/26) had a reduction in target lesions at the 8-week response assessment.
●	58% (15/26) of total population achieved a better response on batiraxcept plus cabozantinib than they did on prior therapy.
●	Best overall response of partial response was observed in 42% (11/26) of the overall population, 57% (8/14) of the prior VEGF-TKI-treated group and 55% (11/20) of the biomarker high (sAXL/GAS6) group.
●	9-month progression free survival (PFS) rate was 65% in the overall population, 69% in the biomarker high group (n=20) and 75% in the prior VEGF-TKI, biomarker high group (n=11).
●	Safety, PK/PD, and clinical activity results support a recommended Phase 2 dose of 15 mg/kg.

A copy of the poster titled “A Phase 1b/2 study of batiraxcept (AVB-S6-500) in combination with cabozantinib in patients with advanced or metastatic clear cell renal cell (ccRCC) carcinoma” is filed as an exhibit to this Current Report on Form 8-K.

The information in this Item 7.01 and in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended and shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The press release furnished as Exhibit 99.1 to this Current Report on Form 8-K includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained therein are “forward-looking” rather than historical.

Item 8.01.   Other Events.

The Company presented updated Phase 1b/2 ccRCC data at the 2023 American Society of Clinical Oncology (ASCO) Genitourinary (GU) Cancers Symposium, taking place February 16-18, 2023 in San Francisco and virtually.

As of January 17, 2023, safety, pharmacokinetics (PK), and pharmacodynamics (PD), and clinical activity of 15 mg/kg and 20 mg/kg batiraxcept in combination with 60 mg cabozantinib were evaluated in 26 patients with 2L+ ccRCC. A summary of the results highlighted from the poster presentation include (as of January 17, 2023, the cut-off date):

●	Batiraxcept in combination with 60 mg cabozantinib has a manageable safety profile in previously treated ccRCC; a similar safety profile was observed across the 15 mg/kg and 20 mg/kg dose cohorts.
●	No dose limiting toxicities were observed at either dose of batiraxcept.
●
A minimally efficacious concentration (MEC) of batiraxcept was determined to be > 12.2 mg/L, of which 19/26 patients achieved during Cycle 1, with no difference between 15 mg/kg and 20 mg/kg dose cohorts.

●	85% of patients (22/26) had a reduction in target lesions at the 8-week response assessment.
●	58% (15/26) of total population achieved a better response on batiraxcept plus cabozantinib than they did on prior therapy.
●	Best overall response of partial response was observed in 42% (11/26) of the overall population, 57% (8/14) of the prior VEGF-TKI-treated group and 55% (11/20) of the biomarker high (sAXL/GAS6) group.
●	9-month progression free survival (PFS) rate was 65% in the overall population, 69% in the biomarker high group (n=20) and 75% in the prior VEGF-TKI, biomarker high group (n=11).
●	Safety, PK/PD, and clinical activity results support a recommended Phase 2 dose of 15 mg/kg.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release of Aravive, Inc.
99.2	Poster titled “A Phase 1b/2 study of batiraxcept (AVB-S6-500) in combination with cabozantinib in patients with advanced or metastatic clear cell renal cell (ccRCC) carcinoma”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2023	ARAVIVE, INC. (Registrant)

	By:	/s/ Gail McIntyre
	Name:	Gail McIntyre
	Title:	Chief Executive Officer